Exhibit 99.1

Conference Call:	May 7 at 11 AM EDT
Dial-in number:	800/721-7187 and 303/957-1270
Webcast / Replay URL:	www.seracare.com

News Announcement	FOR RELEASE MAY 7, 2004

SERACARE LIFE SCIENCES REPORTS FISCAL 2004 SECOND

QUARTER RESULTS; HOLDS CONFERENCE CALL TODAY, 11 AM EDT

- Gross Margins Continue To Surpass Prior Year -

OCEANSIDE, California, May 7, 2004 — SeraCare Life Sciences, Inc. (Nasdaq: SRLS), a manufacturer and provider of biological materials and services essential for the manufacture of diagnostic tests, commercial bioproduction of therapeutic drugs, and additional research applications, today reported financial results for the fiscal 2004 second quarter ended March 31, 2004.

Second Quarter Financial Highlights:

•	Net sales increased to $6.5 million, up 6% from the same period of fiscal 2003.

•	Gross margin was 34%, up 13% from the same period of fiscal 2003.

•	Net income was $876,000, an increase of 11% from the same period of fiscal 2003.

Diluted earnings per share for this quarter were $0.10. Net income for the fiscal year to date is $1.6 million, or $0.18 per diluted share.

Fiscal 2004 Second Quarter Overview:

SeraCare Life Sciences began trading on the Nasdaq National Market early in the second quarter, reflecting the Company’s ongoing goals of improving visibility and increasing shareholder value. SeraCare also expanded its product line by adding in vitro immunoassay and microarray stabilization reagents. These additions, along with expanded cell culture media offerings and additional commercially available BioBank collections, further the Company’s goal of providing a comprehensive line of human and animal based biological materials for diagnostics, therapeutic manufacture, and research.

SeraCare Life Sciences, 4/12/04	page 2 of 5

Michael F. Crowley, Jr., President and CEO of SeraCare Life Sciences, commented, “In line with our corporate goals, we continue to focus on higher-margin sales of more value-added, proprietary products and services to an increasingly diversified customer base. We are experiencing increased interest in our BioBank products and services by our life sciences customers.

“We continue to progress toward our corporate goal of expanding our already strong position as a comprehensive provider of biological materials to our life science customers. In conjunction with our in-house activities, we are aggressively seeking acquisition candidates that complement our current product offerings. On April 16, 2004, we announced that we had entered into an agreement to acquire substantially all of the assets of two divisions of Boston Biomedica, Inc. (Nasdaq: BBII). We believe that the expanded markets and increased product lines that this acquisition may make available to us would be a significant step in our quest to be a more comprehensive biological material and service provider.”

SeraCare Reiterates Fiscal 2004 Guidance:

Initially provided in the Company’s year-end release in December 2003, SeraCare continues to expect fiscal 2004 stand-alone revenue of approximately $26.7 million, with net income after taxes of about $4.2 million. The Company’s fiscal 2004 financial guidance includes anticipated development expenses relating to BioBank and the cell culture media products of approximately $800,000. Not included in this guidance is the effect of the acquisition of two divisions of Boston Biomedica, Inc. Revised guidance for fiscal 2004, reflecting the impact of the acquisition, will be forthcoming after completion of the acquisition.

About SeraCare Life Sciences:

SeraCare Life Sciences, Inc. is a manufacturer and provider of biological products and services to diagnostic, therapeutic, drug discovery, and research organizations. The Company’s offerings include plasma-based therapeutic products, diagnostic products and reagents, cell culture products, specialty plasmas, in vitro stabilizers, and the SeraCare BioBank™, a proprietary database of medical information and associated blood, plasma, DNA and RNA samples. Headquartered in Oceanside, CA, SeraCare conducts business throughout the world, and is traded on the NASDAQ national stock market under the symbol SRLS. For additional information about SeraCare Life Sciences, Inc., please visit the Company’s web site at www.seracare.com.

SeraCare Life Sciences, 4/12/04	page 3 of 5

Safe Harbor For Forward Looking Statements:

Certain statements contained in this press release may be deemed to be forward looking statements under federal securities laws, and the Company intends that such forward looking statements be subject to the safe harbor created thereby. Such forward looking statements include (i) the Company’s expectation that its proposed acquisition of the BBI divisions will allow it to expand its product offerings and market share and further its goal of becoming a more comprehensive biological material and service provider, (ii) the Company’s expectations with respect to its BioBank and Cell Culture Media offerings, and (iii) statements under the heading “SeraCare Reiterates Fiscal 2004 Guidance.” The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements. Such factors include, but are not limited to (i) market demand for plasma and plasma-based products, (ii) the Company’s ability to retain its existing customers and attract new ones, (iii) the Company’s ability to successfully roll out its BioBank™, Cell Culture Media, and other product and service offerings, including acceptance of these new products and services by the Company’s current and prospective customers, (iv) the Company’s access to adequate blood and plasma raw materials on terms consistent with its existing contracts, (v) the Company’s ability to successfully implement its growth strategy, (vi) possible difficulties in obtaining the necessary financing to complete the proposed acquisition of the BBI divisions and the possible failure to occur of other conditions to closing the acquisition. (vii) the Company’s ability to integrate the acquired operations into its own and (viii) the Company’s ability to accurately forecast its future operating results given its short history as a stand alone public company. Information on these and additional factors that could affect the Company and its financial results is included in the Company’s report on Form 10-K for the year ended September 30, 2003 filed with the Securities and Exchange Commission (SEC) as well as the Company’s other periodic filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Sarah Neugebauer	Nathan Ellingson, David Collins
SeraCare Life Sciences, Inc.	Jaffoni & Collins Incorporated
760/806-8922 or sarah@seracare.com	212/835-8500 or srls@jcir.com

-tables follow-

SeraCare Life Sciences, 4/12/04	page 4 of 5

SeraCare Life Sciences, Inc.

Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2004	2003	2004	2003
Net sales	$6,461	$6,089	$11,438	$11,883
Cost of sales	4,267	4,267	7,340	8,342

Gross profit	2,194	1,822	4,098	3,541
Selling, general and administrative expenses	1,064	956	2,378	1,888

Income from operations	1,130	866	1,720	1,653
Other (expense) income	(44)	8	(68)	23

Income before income tax expense	1,086	874	1,652	1,676
Income tax expense	210	85	9	164

Net income	$876	$789	$1,643	$1,512

Earnings per common share:
Basic	$0.11	$0.11	$0.21	$0.20

Diluted	$0.10	$0.10	$0.18	$0.18

Weighted average shares used in per share calculation:
Basic	7,814	7,449	7,772	7,411

Diluted	9,058	8,277	9,009	8,315

-table follows-

SeraCare Life Sciences, 4/12/04	page 5 of 5

SeraCare Life Sciences, Inc.

Balance Sheets

(In thousands, except for share amounts)

(unaudited)

	March 31, 2004	September 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$724	$2,989
Accounts receivables, net of allowance for doubtful accounts of $89 as of March 31, 2004 and September 30, 2003	6,073	5,969
Inventory, net	12,105	10,554
Prepaid expenses and other current assets	1,178	225

Total current assets	20,080	19,737

Property and equipment, net	1,217	1,228
Goodwill	6,785	6,775
Other assets	443	112

Total assets	$28,525	$27,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,064	$1,888
Accounts payable to related parties	896	2,415
Accrued expenses	846	626
Related party bridge note	—	2,500

Total current liabilities	5,806	7,429

Line of credit	500	—

Total liabilities	6,306	7,429

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, no par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 25,000,000 shares authorized, 7,814,433 and 7,714,492 shares issued and outstanding as of March 31, 2004 and September 30, 2003, respectively	1,903	1,750
Additional paid-in capital	13,519	13,519
Retained earnings	6,797	5,154

Total stockholders’ equity	22,219	20,423

Total liabilities and stockholders’ equity	$28,525	$27,852

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